content="text/html; charset=iso-8859-1"> EXHIBIT 99

EXHIBIT 99.1

For Release	Contact
Friday, October 20, 2000	Paul R. Streiber
3:30 PM CT	Ascendant Solutions
214.348.7200 ext. 298
ir@ascendantsolutions.com

ASCENDANT SOLUTIONS COMPLETES FORMAL NAME CHANGE
AND RE-INCORPORATION
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Shareholders Pass Three Proposals

GARLAND, Texas, Oct. 20 — Ascendant Solutions, Inc. (Nasdaq: ASDS), a provider of comprehensive system solutions for online and traditional merchants, officially changed its name and state of incorporation effective today. The name change and re-incorporation (from Texas to Delaware) were accomplished by merging ASD Systems, Inc. into Ascendant Solutions, Inc., a Delaware corporation and wholly owned subsidiary. The ticker symbol for the company, "ASDS," does not change.

The Board of Directors of ASD Systems approved the name change and merger on August 17, 2000, and shareholders voted their approval yesterday at a Special Meeting of Shareholders in Addison, Texas.

"We are pleased that our shareholders voted to recognize our new name and direction," said David E. Bowe, president and CEO of Ascendant Solutions. "The name Ascendant Solutions reflects our commitment to providing a higher level of service to our clients and customer care to their customers."

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ASCENDANT SOLUTIONS COMPLETES FORMAL NAME CHANGE
AND RE-INCORPORATION

     Each issued and outstanding share of common stock of ASD Systems, Inc. was automatically converted into one share of common stock of Ascendant Solutions, Inc. Shareholders should retain their existing stock certificates, as an exchange of certificates is not required.

     At the Special Meeting, shareholders also approved amending the 1999 Long-Term Incentive Plan to increase the maximum number of shares underlying stock options that may be issued to an individual during any one-year period and ratifying the grant of stock options to certain senior executive officers of the company.

     Separately, Ascendant Solutions announced that Rick Troberman, executive vice president of sales and marketing has decided to retire after convalescing from a serious injury for several weeks. Andy Morrow, 48, vice president for North American sales for the company, has been selected to take over as head of sales ensuring a smooth transition. Morrow will have responsibility for setting and executing Ascendant Solutions’ overall sales strategy. Morrow, who joined Ascendant Solutions last July, has approximately 20 years of technology sales and consulting experience with such prominent companies as IBM, Oracle Corporation, Baan Company and Yantra Corporation.

     Ascendant Solutions offers comprehensive system solutions for online and traditional merchants, including online and traditional retailers, catalogers and manufacturers. Omnigy, Ascendant Solutions’ flagship product, enables companies to focus on their core businesses and is designed to provide their customers with the "Ultimate Buying ExperienceSM." The Omnigy platform not only speeds our clients’ time to market, but also gives them the ability to outsource and integrate their commerce-related operations, including customer relationship management (CRM), order management, order processing and fulfillment management. For more information about Ascendant Solutions, please visit http://www.ascendantsolutions.com.

This release includes forward-looking statements including statements. These statements are made under the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties that could cause actual results to differ materially from those in the forward- looking statements, including but not limited to, the following: our ability to achieve or

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ASCENDANT SOLUTIONS COMPLETES FORMAL NAME CHANGE
AND RE-INCORPORATION

sustain profitability; our limited operating history; the risks associated with the failure of our solutions to achieve widespread market acceptance or meet specific client needs; significant client concentration; the fact that our client contracts are either short-term or terminable with minimal notice; systems risks and uncertainties, including rapid technological change and those related integration and implementation of our solutions platform; the risks related to the possible inability of our system to connect to and manage a larger number of clients; business conditions in the software industry generally; the impact of market competitors and their product and service offerings; and such other factors that are more fully detailed in our filings with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended December 31, 1999.

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